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                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                    Member American General Financial Group
                   P. O. Box 4373  .  Houston, Texas  77210

                           - CHANGE OF BENEFICIARY -
       (Before completing this form please read instructions below and on reverse side.)

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POLICY NO.                INSURED
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METHOD OF PAYMENT: The death proceeds shall be payable in equal shares to the designated beneficiaries as may be living, unless otherwise provided below. In the event no beneficiary survives the Insured, and if this form, or the Policy does not provide otherwise, the proceeds will be paid to the policyowner, or the executors or administrators of the policyowner's Estate.
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PRIMARY BENEFICIARY:

Full Name                        Relationship to Insured       Percentages
                                                               (if applicable)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
If a living or non-testamentary trust is designated as a primary beneficiary, complete the following:

                                                  Dated:
--------------------------------------------------      -----------------------
                 Name of Trust

CONTINGENT BENEFICIARY (proceeds payable under this designation only if none of the designated primary beneficiaries survive the Insured):

Full Name                        Relationship to Insured       Percentages
                                                               (if applicable)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
If a living or non-testamentary trust is designated as a contingent beneficiary, complete the following:

                                                  Dated:
--------------------------------------------------      ------------------------
                 Name of Trust
================================================================================
OPTIONAL CLAUSES - one or more of the following may be checked if desired:

[_]  MINOR BENEFICIARY CLAUSE - TRUSTEE FOR CHILDREN

     Full Name                                  Relationship to Insured

     --------------------------------------------------------------------------
     is hereby appointed as trustee to receive any payment due on or after the Insured's death to any beneficiary who is a minor child on the date such payment falls due. Payment by the Company to such trustee shall be an absolute and complete release and acquittance of the Company which shall not be held accountable or responsible for the use and application of the death benefit proceeds paid to such trustee.

[_]  CHILDREN'S CLAUSE - PER STIRPES

     If a child of the Insured who is designated in this form as a beneficiary predeceases the Insured, leaving children who survive the Insured, then the shares such deceased beneficiary would have received had such beneficiary survived the Insured shall be payable in equal shares to the surviving children of such deceased beneficiary.

[_]  POSTPONEMENT CLAUSE - COMMON DISASTER

     In no case shall any payment be made to any beneficiary designated in this form until; thirty (30) days have elapsed following the Insured's death, and in the event of the death of a beneficiary during such period, payment shall be made in the same manner as provided in this form, had the said beneficiary predeceased the Insured. This provision does not apply to a Trustee.
================================================================================
The undersigned policyowner hereby revokes any previous beneficiary designation and any optional mode of settlement with respect to any death benefit proceeds payable at the death of the Insured.

I represent and certify that no insolvency or bankruptcy proceedings are now pending against me.

Dated at                           this           day of                  .
         --------------------------     ---------        -----------------

   ---------------------------------   -------------------------------------
             POLICYOWNER                 Additional Signature if Required
================================================================================
This change of beneficiary and/or method of settlement has been approved by the Company at its Home Office, and presentation of the Policy for endorsement has been waived.

                                        AMERICAN GENERAL LIFE INSURANCE COMPANY

                                  PAGE 1 OF 2
L 165 REV 0599                      Page 17
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                   INSTRUCTIONS FOR DESIGNATING BENEFICIARY

1. All signatures must be in INK and should appear exactly as the name is given in the policy. A separate election for change of beneficiary must be completed for each policy. If the policy insures more than one life (e.g. - Family Plan, Joint Life, etc.) specify the Insured for whom a change is desired.

2. The full name of the new Beneficiary, relationship to the Insured and current mailing address should be given for all Beneficiaries. If Beneficiary is to receive payment under life income option, give date of birth.

3. If a Beneficiary is a married woman, her full given name should be used. For example, Mary E. Jones, not Mrs. J.F. Jones. If a Trustee is designated, notification as to the type of trust created should be furnished the Company.

4. If two Beneficiaries are to share jointly, the last name entered should be followed by the words "equally, or to the survivor;" if three or more Beneficiaries are to share jointly, the last name entered should be followed by the words "equally, or to the survivors or survivor." If the interest of one Beneficiary is to be contingent to the interest of another, after the name of the first Beneficiary the following words should be placed: "if living; otherwise to."

For your assistance, examples of the wording to be used in some of the more common designations are set out below. In difficult cases where there is doubt as to the proper wording, the Company will prepare a special form for your signature on request.


1.  One Beneficiary                      Jane Doe, wife of the Insured.

2.  Two Primary Beneficiaries            Jane Doe, wife of the Insured, and
                                         John Doe, son, equally, or to the
                                         survivor.

3.  One Primary and Two Contingent       Jane Doe, wife of the Insured, if
    Beneficiaries                        living; otherwise to John Doe and Mary
                                         Doe, children of the Insured, equally,
                                         or to the survivor.

4.  One Primary and One Contingent       Jane Doe, wife of the Insured, if
    Beneficiary                          living; otherwise to John Doe, son.


5.  Two Primary and One Contingent       John Doe and Mary Doe, parents of the
    Beneficiaries                        Insured, equally, or to the survivor;
                                         otherwise, to Jane Doe, sister of the
                                         Insured.

6.  Wife, Primary; Named and Un-named    Jane Doe, wife of the Insured, if
    Children, Contingent Beneficiaries   living; otherwise to Henry Doe, Barbara
                                         Doe, and Paul Doe, children of the
                                         Insured, and any other then living
                                         children born of the marriage of the
                                         Insured and said wife, equally, or to
                                         the survivors.

7.  Wife, Primary; Children and          Mary Doe, wife of the Insured, if
    Step-Children Contingents            living; otherwise, Henry Doe, son of
                                         the Insured, Mary Doe, step-daughter
                                         of the Insured, and any then living
                                         children born of the marriage of the
                                         Insured and said wife, equally, or to
                                         the survivor.

8.  Wife, Primary; Unnamed Children      Jane Doe, wife of the Insured, if
    with Second Contingents              living; otherwise any then living
                                         children born of the marriage of the
                                         Insured and said wife, equally, or to
                                         the survivor; otherwise to Harry Doe
                                         and Mabel Doe, parents of the Insured,
                                         equally, or to the survivor.

9.  Business Designations                A. The Beacon Oil Company,
                                            Incorporated,  a Texas Corporation
                                            Houston, Texas, employer (or
                                            creditor), or its successors or
                                            assigns.

                                         B. John Doe, Business Partner.

                                         C. Harry Doe, Employer (or employee).

10. Trustee - Written Trust              The American General Bank, Houston,
                                         Texas, as Trustee, or its successors in
                                         Trust, under Trust Instrument dated
                                         May 31, 1995.

    Trustee - Testamentary Trust         Trustee as provided in the Last Will
                                         and Testament of the Insured, or
                                         successors thereunder.

11. Estate                               The Executors, Administrators, or
                                         Assigns of the Insured.

L 165 REV 0599                      Page 18